EXHIBIT 23.7

                          CONSENT OF FINANCIAL ADVISOR


We consent to the references to our firm under the caption "Opinion of M&M's Financial Advisor" in the Registration Statement on Form S-4 being filed with the Securities and Exchange Commission by Anchor Financial Corporation in connection with the proposed merger of M&M Financial Corporation with and into Anchor Financial Corporation, pursuant to an Agreement and Plan of Merger dated May 15, 1998.

                                               ORR MANAGEMENT COMPANY

                                               By:   /s/
                                                     ---------------------------
                                                     Laney G. Orr, III
                                                     Vice President